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                                                                     EXHIBIT 8.1
                                 [LETTERHEAD]


                                August 16, 1999


ALZA Corporation
950 Page Mill Road
P.O. Box 10950
Palo Alto, CA  94303-0802


Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated as of June 21, 1999 (the "Merger Agreement") by and among ALZA Corporation, a Delaware corporation ("ALZA"), Abbott Laboratories, an Illinois corporation ("Abbott"), and AC Merger Sub Inc. ("Merger Sub"), a wholly owned subsidiary of Abbott.

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger dated as of June 21, 1999 (the "Merger Agreement") by and among Abbott, Merger Sub, and ALZA. All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as tax counsel to ALZA in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including without limitation the Effective Time) of, the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

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         (a)      the Merger Agreement;

         (b) those tax representation letters delivered to us by Abbott, Merger Sub and ALZA pursuant to the Merger Agreement (the "Tax Representation Letters");

         (c)      the Registration Statement; and

         (d) such other instruments and documents related to the formation, organization, and operation of Abbott, Merger Sub, and ALZA and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) All representations, warranties, and statements made or agreed to by Abbott, Merger Sub, and ALZA, their managements, employees, officers, and directors in connection with the Merger, including but not limited to, those set forth or described in the Merger Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters are true and accurate at all relevant times;

         (c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be reported by Abbott, Merger Sub, and ALZA on their respective federal income tax returns in a manner consistent with the opinion set forth below;

         (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification;

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         (f)      The Registration Statement, the Merger Agreement, and the
Tax Representation Letters reflect all the material facts relating to the Merger, Abbott, Merger Sub, and ALZA;

         (g) The Merger will qualify as a statutory merger under the laws of the State of Delaware; and

         (h) As to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

         Regarding the status of ALZA's LYONs as debt, rather than equity, for federal income tax purposes, we (with ALZA's consent) assume the correctness of Mayer, Brown & Platt's tax opinion to ALZA dated May 16, 1994, rendered in Mayer, Brown & Platt's then-capacity as special tax counsel to ALZA in connection with the issuance of ALZA's Liquid Yield Option Notes ("LYONs") due to mature on July 14, 2014, to the effect that the LYONs constitute debt for federal income tax purposes.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

         1. If the Merger is consummated in accordance with the Merger Agreement, for United States federal income tax purposes: (a) the Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code, and
(b) Abbott, Merger Sub, and ALZA will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

         2. The discussion entitled "Material Federal Income Tax Consequences" set forth in the Registration Statement, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

         This opinion is limited to the federal income tax consequences of the Merger and does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax


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treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax in the year in which the Merger occurs, banks, tax-exempt organizations, non-United States persons, stockholders who exercise dissenter's rights, and stockholders who acquired their shares of ALZA stock pursuant to the exercise of options or otherwise as compensation or who hold their ALZA stock as part of a straddle or risk reduction transaction). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

         This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our judgment as to the likely outcome if the federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings as in effect on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,


                                       /s/ HELLER EHRMAN WHITE & MCAULIFFE